PBWT DRAFT - 6/14/04
                                                    For Discussion Purposes Only

                                   Nestle S.A.
                                  Avenue Nestle
                             1800 Vevey, Switzerland

                                                  As of June __, 2004

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10043

     Re: Termination of the Rule 144A Deposit Agreement; Surrender of the Rule 144A ADSs (CUSIP No. [641069 50 5]); Deposit of Nestle S.A. Shares pursuant to the Deposit Agreement; Issuance of ADSs (CUSIP No. [641069 40 6])

Ladies and Gentlemen:

            Reference is made to (i) the Amended and Restated Deposit Agreement, dated as of June __, 2004 (the "Deposit Agreement"), by and among Nestle S.A., a company organized under the laws of Switzerland (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America ("Citibank"), acting in its capacity as ADR Depositary (Citibank acting in such capacity, the "Depositary"), and the Holders and Beneficial Owners of American Depositary Shares ("ADSs") issued thereunder, each four (4) ADSs representing one (1) registered share, par value CHF 1.00 per share (the "Shares"), of the Company, and (ii) the Amended and Restated Rule 144A Deposit Agreement, dated as of June __, 2004 (the "Rule 144A Deposit Agreement"), by and among the Company, Citibank, as Rule 144A ADR Depositary (Citibank acting in such capacity, the "Rule 144A ADR Depositary"), and the Holders of Rule 144A American Depositary Receipts ("Rule 144A ADRs") evidencing the Rule 144A American Depositary Shares ("Rule 144A ADSs") issued thereunder, each [four (4)] Rule 144A ADSs representing one (1) Share of the Company (when referring to Shares held by the Rule 144A ADR Depositary, "Rule 144A Shares"). All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

            The Company hereby irrevocably instructs the Rule 144A ADR Depositary to (i) terminate the Rule 144A American depositary receipts facility (the "Rule 144A ADR Facility") as contemplated by Section 6.02 of the Rule 144A Deposit Agreement and (ii) refuse any deposits of Shares thereunder after June __, 2004. The Company hereby requests that Citibank, in its capacity as Depositary and as Rule 144A ADR Depositary, establish procedures upon the terms and conditions set forth herein to enable holders and beneficial owners of Rule 144A ADSs to (i) surrender such Rule 144A ADSs at any time prior to [___________], 2004, (ii) direct the Rule 144A ADR Depositary to deliver the Rule 144A Shares to (a) the Custodian pursuant to the Deposit Agreement or (b) the surrendering holder of the Rule 144A ADSs, as stated in the written instructions delivered by the holder of the Rule 144A ADSs, (iii) remove any restrictive legends from the Rule 144A Shares and (iv) in the case of clause (a) above, to issue ADSs under the terms of the Deposit Agreement. The purpose and intent of this letter agreement is to (i) set out the mutual understanding of the Company and the Rule 144A ADR Depositary as to the surrender of the Rule 144A ADSs and subsequent delivery of the Rule 144A Shares and (ii) supplement the Deposit Agreement for the sole purpose of accommodating the surrender of the Rule 144A ADSs and the issuance of ADSs in the context of the termination (the "Termination") of the Rule 144A ADR Facility.

            For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree as follows:

            1. Depositary Procedures. Citibank, in its capacity as Depositary and Rule 144A ADR Depositary, agrees, upon the instructions of the Company contained herein, to establish all necessary procedures to enable (i) the surrender of Rule 144A ADSs to the Rule 144A ADR Depositary in connection with the Termination, (ii) the delivery of the Rule 144A Shares to the Custodian or the surrendering holder of the Rule 144A ADSs and (iii) the issuance by the Depositary of ADSs to the persons surrendering the Rule 144A ADSs upon acceptance by the Custodian of the Rule 144A Shares pursuant to Section 2.3 of the Deposit Agreement and confirmation of such acceptance to the Depositary pursuant to Section 2.5 of the Deposit Agreement.

            In order to effectuate the foregoing, the Company hereby instructs
(i) the Rule 144A ADR Depositary to distribute on or after June __, 2004 to participants in DTC who hold Rule 144A ADSs in their DTC accounts, a Notice of Termination of Rule 144A ADR Facility substantially in the form of the draft thereof attached hereto as Exhibit A, (ii) the Rule 144A ADR Depositary to accept Rule 144A ADSs validly surrendered to it, (iii) the Rule 144A ADR Depositary to cancel such Rule 144A ADSs and to deliver the Rule 144A Shares, upon the written instructions of the Rule 144A ADS holder, to (a) the custodial account established by the Depositary to accept deposits of Rule 144A Shares under the terms of the ADR facility established under the terms of the Deposit Agreement (the "ADR Facility"), or (b) the surrendering holder of the Rule 144A ADSs, only upon the timely receipt of, in the case of clause (iii)(a) above, the applicable duly completed and signed Written Instructions to the Rule 144A ADR Depositary and Exchange Certification in the form of the draft thereof attached hereto as Exhibit B (the "Exchange Certification") or, in the case of clause
(iii)(b) above, the applicable duly completed and signed Written Instructions to the Rule 144A ADR Depositary and Withdrawal Certification in the form of the draft thereof attached hereto as Exhibit C (the "Withdrawal Certification"),
(iv) in the case of clause (iii)(b) above, the Rule 144A ADR Depositary to deliver to the account specified by persons who validly surrendered Rule 144A ADSs to the Rule 144A ADR Depositary together with the applicable duly completed and signed Withdrawal Certification, Shares that represent the number of Rule 144A Shares represented by the surrendered Rule 144A ADSs, and (v) in the case of clause (iii)(a) above, the Depositary to issue, in the name of, and deliver to, the persons who validly surrendered Rule 144A ADSs to the Rule 144A ADR Depositary, together with the applicable duly completed and signed Exchange Certification, ADSs that represent the number of Rule 144A Shares transferred on behalf of such persons from the custodial account of the Rule 144A ADR Facility to the custodial account for the Rule 144A Shares accepted for deposit in the ADR Facility under the terms of the Deposit Agreement.

            2. Company Assistance. The Company agrees to (i) assist the Depositary in the establishment of the procedures described above and the issuance of such ADSs, and (ii) take all steps necessary and reasonably satisfactory to the Depositary to insure that neither procedures nor the issuance of such ADSs violate the provisions of the U.S. Securities Act of 1933, as amended (the "Securities Act"), the U.S. Securities Exchange Act of 1934, as amended, or any other applicable U.S. laws. In furtherance of the foregoing, the Company shall cause its U.S. counsel to deliver an opinion to the Depositary , which shall include statements substantially similar to the following: (i) all Shares currently held in the Rule 144A ADR Facility and all Rule 144A ADSs currently outstanding are deemed, for purposes of Rule 144(k) under the Securities Act, to have been acquired from the Company at least two (2) years prior to the date hereof; (ii) the legends referring to the restrictions on transferability under the Securities Act may be removed from any Rule 144A Shares withdrawn or transferred in accordance with the terms hereof; and (iii) the ADSs received in accordance with the terms hereof and the Shares held in respect of such ADSs are freely transferable by the Depositary in accordance with the terms of the Deposit Agreement.

            3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Depositary that (a) neither it nor any of its Affiliates (as defined in the Deposit Agreement and hereinafter used as so defined) has at any time in the two-year period preceding the date hereof deposited, or will at any time hereafter, deposit any Shares into the Rule 144A ADR Facility; (b) to the best knowledge of the Company, after review of all records deemed relevant and available to it, neither it nor any of its Affiliates currently owns or has, at any time in the two-year period preceding the date hereof, owned any Rule 144A ADSs; (c) neither it nor any of its Affiliates will at any time after the date hereof purchase or otherwise acquire any Rule 144A ADSs; and (d) upon reasonable inquiry (with the assistance of its U.S. counsel in the preparation of the Exchange Certification and the Withdrawal Certification) into the facts and circumstances surrounding the Rule 144A ADR Facility, it believes that the resale and transfer restrictions applicable to the Rule 144A ADSs will not be applicable after June __, 2004.

            4. Indemnity. The Company agrees to indemnify and hold harmless (i) the Depositary, the Custodian and their respective officers, directors and employees and (ii) the Rule 144A ADR Depositary, the custodian appointed under the Rule 144A Deposit Agreement and their respective officers, directors and employees for any liability, loss, expense (including, without limitation, the reasonable fees and expenses of counsel) incurred as a result of, or in connection with, (a) the acceptance and cancellation of Rule 144A ADSs, the acceptance of Rule 144A Shares for deposit, the issuance of ADSs or the delivery of ADRs, in each case upon the terms set forth herein, except to the extent of their own negligence or bad faith in performing such acts or omitting to perform such acts, (b) any other acts performed or omitted by the Rule 144A ADR

Depositary or the Depositary as contemplated by this letter agreement, except to the extent of their own negligence or bad faith in performing such acts or omitting to perform such acts, or (c) its reliance on any information contained herein and provided by the Company or acting upon any instructions from the Company set forth in or contemplated in this letter agreement.

            5. Governing Law. This letter agreement shall be interpreted under, and all rights hereunder shall be governed by, the laws of the State of New York without regard to the principles of conflicts of law thereof.

            The Company and the Citibank have caused this letter agreement to be executed and delivered on their behalf by their respective officers thereunto duly authorized as of the date set forth above.

                                               NESTLE S.A.


                                               By: _____________________________
                                                   Name:
                                                   Title:

CITIBANK, N.A.
  as Depositary and as Rule 144A ADR Depositary


By: _______________________________________
    Name:
    Title:

EXHIBITS

A     Form of Notice of Termination

B Form of Written Instructions to the Rule 144A ADR Depositary and Exchange Certification

C Form of Written Instructions to the Rule 144A ADR Depositary and Withdrawal Certification

                                    EXHIBIT A

                                       to

           Letter Agreement, dated as of June __, 2004, by and between Nestle S.A. and Citibank, N.A., as Depositary and Rule 144A Depositary

                  --------------------------------------------

                              NOTICE OF TERMINATION

                  --------------------------------------------

  Please refer to the form of Notice of Termination of Rule 144A ADR Facility attached hereto.

                 NOTICE OF TERMINATION OF RULE 144A ADR FACILITY

TO THE HOLDERS AND BENEFICIAL OWNERS OF
RULE 144A AMERICAN DEPOSITARY RECEIPTS ("RULE 144A ADRs")
EVIDENCING RULE 144A AMERICAN DEPOSITARY SHARES ("RULE 144A ADSs") REPRESENTING THE DEPOSITED SECURITIES.

--------------------------------------------------------------------------------
COMPANY:                   Nestle S.A.
--------------------------------------------------------------------------------
DEPOSITARY:                CITIBANK, N.A.
--------------------------------------------------------------------------------
DEPOSIT AGREEMENT:         Amended and Restated Rule 144A Deposit Agreement,
                           dated as of June__, 2004, by and among Nestle S.A.,
                           the Depositary and the Holder of Rule 144A American
                           Depositary Receipts evidencing Rule 144A American
                           Depositary Shares.  Capitalized terms used but not
                           otherwise defined herein shall have the meaning given
                           to such terms in the Deposit Agreement.
--------------------------------------------------------------------------------
DEPOSITED SECURITIES:      Registered Shares, par value CHF 1.00 per share, of
                           Nestle S.A.
--------------------------------------------------------------------------------
Rule 144A ADS CUSIP NO.:   641069 50 5
--------------------------------------------------------------------------------
Rule 144A ADS RATIO:       Four (4) Rule 144A ADS to One (1) Registered Share
                           of Nestle S.A.
--------------------------------------------------------------------------------
TERMINATION DATE:          _______________, 2004
--------------------------------------------------------------------------------

            Nestle S.A. has directed the Depositary to terminate the Deposit Agreement for the Rule 144A ADR Facility. In accordance with the terms of the Deposit Agreement, the Deposit Agreement will terminate as of the Termination Date. Holders and Beneficial Owners of Rule 144A ADSs are requested to arrange for the surrender of their Rule 144A ADSs and the withdrawal of Deposited Securities. Please note that, as contemplated in the Deposit Agreement, Holders and Beneficial Owners presenting Rule 144A ADSs for cancellation and withdrawal of Deposited Securities will be required by the Depositary to complete and sign a certificate and agreement upon the terms set forth in the Deposit Agreement.

            As provided in the Deposit Agreement, if any Rule 144A ADSs remain outstanding after the Termination Date, the Depositary shall discontinue the registration of transfer of the Rule 144A ADRs, shall suspend the distribution of dividends to the Holders of the Rule 144A ADSs, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Deposited Securities, shall sell property and rights as provided in the Deposit Agreement and shall continue to deliver Deposited Securities (upon the terms set forth in the Deposit Agreement), together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property in exchange for Rule 144A ADSs surrendered to the Depositary (in all cases, without liability for interest and after deducting, or charging, as the case may be, the fees and charges of the Depositary for the surrender of Rule 144A ADSs, any expenses for the account of a Holder in accordance with the terms of the Deposit Agreement and any applicable taxes, governmental charges or assessments).

            Nestle S.A. and Citibank, N.A. have, pursuant to an Amended and Restated Deposit Agreement, dated as of June __, 2004 (the "New Deposit Agreement"), established a new American Depositary Receipts facility for freely transferable American Depositary Shares. At Nestle S.A.'s request and direction, the Depositary has agreed to make available a means for holders of Rule 144A ADSs (CUSIP No. [641069 50 5]) to surrender such Rule 144A ADSs to the Depositary prior to __________, 2004 and to receive in return American Depositary Shares CUSIP No. [641069 40 6] (the "New ADSs") issued under the terms of the New Deposit Agreement. A draft of the New Deposit Agreement has been filed with the U.S. Securities and Exchange Commission (the "SEC") under cover of a Registration Statement on Form F-6 (Reg. No. 333-114927).

            If you wish to receive American Depositary Shares upon the terms described above, you will need to deliver (i) your Rule 144A ADSs and (ii) a completed and signed Written Instructions to the Rule 144A ADR Depositary and Exchange Certification (the "Exchange Certification") to the Depositary in each case prior to _______ __, 2004. A copy of the Exchange Certification is enclosed. Please note that each four (4) New ADS represent one (1) registered share of Nestle S.A. For every four (4) Rule 144A ADSs you validly surrender in exchange for New ADS, you will receive four (4) New ADSs.

            Alternatively, if you wish to receive the registered shares of Nestle S.A. in return for your surrendered Rule 144A ADSs, you will need to deliver (i) your Rule 144A ADSs and (ii) a completed Written Instructions to the Rule 144A ADR Depositary and Withdrawal Certification (the "Withdrawal Certification") to the Depositary. A copy of the Withdrawal Certification also is enclosed. Please note that you will receive one (1) registered share of Nestle S.A. for every four (4) Rule 144A ADSs you validly surrender.

            Please further note that, as provided in the Deposit Agreement, after [___________], 2004, the Depositary may, and intends to, sell the Deposited Securities held by or for the Depositary and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Holders of the Rule 144A ADSs not surrendered as of that date. After such sale, the Depositary shall be discharged from all obligations to Holders and Beneficial Owners of Rule 144A ADSs under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case the fees of the Depositary for the surrender of Rule 144A ADSs, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes, governmental charges or assessments).

            If you have any questions about the above termination or surrendering your Rule 144A ADS, please call Citibank, N.A. at 1-877-CITI-ADR (1-877-248-4237).

                                    Citibank, N.A., as Rule 144A ADR Depositary

                                    EXHIBIT B

                                       to

           Letter Agreement, dated as of June __, 2004, by and between Nestle S.A. and Citibank, N.A., as Depositary and Rule 144A Depositary

                  --------------------------------------------

              WRITTEN INSTRUCTIONS TO THE RULE 144A ADR DEPOSITARY
                           AND EXCHANGE CERTIFICATION

                  --------------------------------------------

Please refer to the form of Written Instructions to the Rule 144A ADR Depositary and Exchange Certification attached hereto.

                              WRITTEN INSTRUCTIONS
                       TO THE RULE 144A ADR DEPOSITARY AND
                             EXCHANGE CERTIFICATION

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10043

                                 Re: Nestle S.A.

            Reference is hereby made to the Notice of Termination of Rule 144A ADR Facility, dated June __, 2004 (the "Notice of Termination"), pursuant to which Citibank, N.A., as Rule 144A ADR Depositary, informed the Holders and Beneficial Owners of Rule 144A ADRs evidencing Rule 144A ADSs (CUSIP No. 641069 50 5) that Nestle S.A. (the "Company") has instructed it to terminate the Rule 144A ADR facility existing pursuant to the terms of the Amended and Restated Rule 144A Deposit Agreement, dated as of June __, 2004 (the "Rule 144A Deposit Agreement"). All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Rule 144A Deposit Agreement.

            As noted in the Notice of Termination, the Company and Citibank, N.A. have entered into an Amended and Restated Deposit Agreement, dated as of June __, 2004 (the "New Deposit Agreement") pursuant to the terms of which an American Depositary Receipts facility has been created, the American Depositary Shares issued pursuant to which are freely transferable.

            1. I am hereby (i) surrendering Rule 144A ADSs (CUSIP No. 641069
50 5) to the Rule 144A ADR Depositary and (ii) directing the Rule 144A Depositary to deliver the registered shares of the Company, par value 1.00 CHF per share, deposited with the Rule 144A Depository (the "Nestle Shares"), to the custodian account specified by the New Deposit Agreement in order to receive American Depositary Shares ("ADSs") issued under the terms of the New Deposit Agreement (CUSIP No. 641069 40 6) .

            2. I certify for the benefit of the Company and Citibank, N.A. and their respective legal and financial advisors that:

                  a. I (i) am the beneficial owner of the Rule 144A ADSs being surrendered and the Nestle Shares and (ii) will be the beneficial owner of the ADSs that are to be delivered to me;

                  b. The Rule 144A ADSs are being surrendered to the Depositary free and clear of any liens, encumbrances, security interests, charges, mortgages or adverse claims and such Rule 144A ADSs have not been stripped of any rights or entitlements;

                  c. I am not, as of the date hereof, an "Affiliate" (as such term is defined in Regulation C of the Securities Act and hereinafter used as so defined) of the Company and I have not been an Affiliate of the Company at any time during the three (3) months preceding the date hereof;

                  d. I am either (i) a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) or (ii) a person other than a "U.S. person" located outside the United States (within the meaning of Regulation S under the Securities Act);

                  e. I have not purchased the Rule 144A ADSs from the Company or from any Affiliate of the Company in the two-year period immediately preceding the date hereof;

                  f. I am not aware of any facts or circumstances that would prohibit our free transfer of the ADSs to be delivered to me or of the registered shares of Nestle S.A. represented thereby; and

                  g. I agree to indemnify and hold harmless Citibank, N.A., the Company and their respective officers, directors, employees and agents for any liability, loss or expense they may incur (including, without limitation, reasonable fees and expenses of counsel) as a result of any inaccuracy of any information or of any certification provided by us herein, or as a result of our breach of any agreement or undertaking herein, in the Rule 144A Deposit Agreement or in the Deposit Agreement.

Number of Rule 144A ADSs being delivered: _______________________________
                                              (CUSIP No. 641069 50 5)

DTC Transaction Code: __________________________________________________________

Name of Beneficial Owner: ______________________________________________________

By: ____________________________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

Daytime Telephone No.: _________________________________________________________

Taxpayer ID No.: _______________________________________________________________

Date: __________________________________________________________________________

                                    EXHIBIT C

                                       to

           Letter Agreement, dated as of June __, 2004, by and between Nestle S.A. and Citibank, N.A., as Depositary and Rule 144A ADR Depositary

                  --------------------------------------------

                              WRITTEN INSTRUCTIONS
                       TO RULE THE 144A ADR DEPOSITARY AND
                            WITHDRAWAL CERTIFICATION

                  --------------------------------------------

Please refer to the form of Withdrawal Certification attached hereto.

                              WRITTEN INSTRUCTIONS
                       TO RULE THE 144A ADR DEPOSITARY AND
                            WITHDRAWAL CERTIFICATION

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York 10043

                                 Re: Nestle S.A.

            Reference is hereby made to the Notice of Termination of Rule 144A ADR Facility, dated June __, 2004 (the "Notice of Termination"), pursuant to which Citibank, N.A., as Rule 144A ADR Depositary, informed the Holders and Beneficial Owners of Rule 144A ADRs evidencing Rule 144A ADSs (CUSIP No. 641069 50 5) that Nestle S.A. (the "Company") has instructed it to terminate the Rule 144A ADR facility existing pursuant to the terms of the Amended and Restated Rule 144A Deposit Agreement, dated as of June __, 2004 (the "Rule 144A Deposit Agreement"). All capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Rule 144A Deposit Agreement.

            As noted in the Notice of Termination, the Company and Citibank, N.A. have entered into an Amended and Restated Deposit Agreement, dated as of June __, 2004 (the "New Deposit Agreement") pursuant to the terms of which an American Depositary Receipts facility has been created, the American Depositary Shares issued pursuant to which are freely transferable.

            1. I am hereby (i) surrendering our Rule 144A ADSs (CUSIP No. 641069 50 5) and (ii) directing the Rule 144A ADR Depositary to deliver the registered shares of the Company, par value 1.00 CHF per share, deposited with the Rule 144A ADR Depositary (the "Nestle Shares") to the account specified below.

            2. I certify for the benefit of the Company and Citibank, N.A. and their respective legal and financial advisors that:

                  a. I am the beneficial owner of the Rule 144A ADSs being surrendered and the Nestle Shares that are to be delivered to me;

                  b. The Rule 144A ADSs are being surrendered to the Depositary free and clear of any liens, encumbrances, security interests, charges, mortgages or adverse claims and such Rule 144A ADSs have not been stripped of any rights or entitlements;

                  c. I am not, as of the date hereof, an "Affiliate" (as such term is defined in Regulation C of the Securities Act and hereinafter used as so defined) of the Company and I have not been an Affiliate of the Company at any time during the three (3) months preceding the date hereof;

                  d. I am either (i) a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) or (ii) a person other than a "U.S. person" located outside the United States (within the meaning of Regulation S under the Securities Act);

                  e. I have not purchased the Rule 144A ADSs from the Company or from any Affiliate of the Company in the two-year period immediately preceding the date hereof;

                  f. I am not aware of any facts or circumstances that would prohibit my free transfer of the Nestle Shares to be delivered to me; and

                  g. I agree to indemnify and hold harmless Citibank, N.A., the Company and their respective officers, directors, employees and agents for any liability, loss or expense they may incur (including, without limitation, reasonable fees and expenses of counsel) as a result of any inaccuracy of any information or of any certification provided by us herein, or as a result of our breach of any agreement or undertaking herein, in the Rule 144A Deposit Agreement.

Number of Rule 144A ADSs being delivered: ______________________________________
                                                 (CUSIP No. 641069 50 5)

Account No. for Delivery of Nestle Shares: _____________________________________

DTC Transaction Code: __________________________________________________________

Name of Beneficial Owner: ______________________________________________________

By: ____________________________________________________________________________

Name: __________________________________________________________________________

Title: _________________________________________________________________________

Address: _______________________________________________________________________

         _______________________________________________________________________

Daytime Telephone No.: _________________________________________________________

Taxpayer ID No.: _______________________________________________________________

Date: __________________________________________________________________________